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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2004

Price Legacy Corporation
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	0-20449 (Commission File Number)	33-0628740 (IRS Employer Identification No.)
17140 Bernardo Center Drive, Suite 300, San Diego, California (Address of principal executive offices)		92128 (Zip Code)
Registrant's telephone number, including area code (858) 675-9400

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On November 18, 2004, the parties to the Agreement and Plan of Merger (the "Merger Agreement") by and among Price Legacy Corporation, a Maryland corporation (the "Company"), PL Retail LLC, a Delaware limited liability company (the "Parent"), and PL Acquisition Corp., a Maryland corporation and a wholly owned subsidiary of Parent (the "Merger Sub"), entered into an Amendment No. 1 to Agreement and Plan of Merger (the "Amendment"). The Amendment amends and restates in its entirety the Form of Latham & Watkins LLP REIT Opinion set forth in Annex A-1 of the Merger Agreement to read as set forth on Exhibit 1 to the Amendment. A copy of the Amendment is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

        The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as an exhibit to this report, and to the Merger Agreement, which is filed as Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 26, 2004 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit Number	Description of Exhibit
2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of November 18, 2004, by and among Price Legacy Corporation, PL Retail LLC and PL Acquisition Corp.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICE LEGACY CORPORATION
Date November 22, 2004	By:	/s/ JEFFREY R. FISHER
	Name:	Jeffrey R. Fisher
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of November 18, 2004, by and among Price Legacy Corporation, PL Retail LLC and PL Acquisition Corp.

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SIGNATURES
EXHIBIT INDEX